AGENCY AGREEMENT



                                                              July 8, 1996

Evans Environmental Corporation
Fourth Floor
99 Southeast Fifth Street
Miami, Florida 33131 U.S.A.

ATTENTION: DR. CHARLES EVANS


Dear Sirs:

                RE:  EURO-EQUITY OFFERING

                Clubb Capital Ltd. (the "Agent") understands that Evans Environmental Corporation (the "Corporation") is a corporation incorporated under the laws of the State of Colorado and that the Corporation proposes to create, issue and sell 9,000,000 shares of common stock (the "Shares") or such other number of shares as may be agreed by the Corporation and the Agent at a price (the "Issue Price") of US$0.90 per Share. The offering of the Shares (the "Offering") shall be made on the basis of public documents issued by the Corporation, a confidential information memorandum dated April, 1996 (the "Memorandum") and other offering documents agreed by the Corporation and the Agent.

1.              APPOINTMENT

                The Corporation hereby appoints the Agent as its exclusive agent for a period ending July 31, 1996 and the Agent accepts the appointment and agrees to act as the exclusive agent of the Corporation to offer the Shares for sale on a "best efforts" basis, subject to the terms and conditions and in reliance upon the representations, warranties and covenants of the Corporation set out in this Agreement. The Agent shall be entitled to retain as sub-agents other registered investment dealers or brokers selected by it to participate in the soliciting of offers to purchase the Shares. The fees payable to such sub-agents shall be for the account of the Agent.


2.              SALES RESTRICTIONS

                The Agent represents and agrees that it will comply with the restrictions on offers and sales of the Shares set out in Schedule "A" hereto, as well as the other provisions thereof, all of which are hereby incorporated by reference herein and form a part hereof.
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                                                                         Page 2

3.              CASH FEE/BROKER WARRANTS

                In consideration of the services rendered and to be rendered by the Agent in acting as agent of the Corporation to offer for sale, on a best efforts basis, the Shares, the Corporation agrees:

                (a) to pay to the Agent on the Closing Date (as defined in section 4 hereof) a cash management fee equal to 2.5% of the gross proceeds of the Shares (the "Management Fee") and an additional cash selling fee equal to 5% of the gross proceeds of the Shares (the "Selling Fee"). The Management Fee and the Selling Fee together are referred to herein as the "Cash Fee"; and

                (b) to issue to the Agent on the Closing Date for no additional consideration warrants (the "Broker Warrants") to purchase an aggregate number of shares of Common Stock of the Corporation equal to 7% of the number of Shares sold on the Closing Date, such Broker Warrants to be exercisable at any time up to and including two years after the Closing Date at an exercise price of US$1.00 per Share and to be in form attached hereto as Schedule "B".


4.              CLOSING

                The closing of the purchase and sale of the Shares shall be completed at the offices of counsel to the Corporation at 10.00 a.m. (Miami time) (the "Closing Time") on July 8, 1996 or such other time or such other date as the Corporation and Agent may agree (the "Closing Date") but in any event no later than July 31, 1996.

                On or prior to the Closing Date the Agent shall provide to the Corporation subscription agreements from each purchaser (a "Purchaser") in the form attached hereto as Schedule "C" (the "Subscription Agreements"). At the Closing Time on the Closing Date, upon satisfaction of the conditions provided hereunder, the Agent shall pay, or cause the payment of, the net purchase price of the Shares sold by the Agent in same day funds by wire transfer to such U.S. dollar account as may be designated by the Corporation, or otherwise as may be agreed with the Corporation, such net purchase price to be equal to the aggregate Issue Price of the Shares sold by the Agent less the Cash Fee and the amount in reimbursement of expenses referred to in section 8. Such payment and delivery shall be made against:

                (a) delivery of Share Certificates registered in such name or names as are provided for in the Subscription Agreements; and

                (b) delivery to the Agent of the Broker Warrants and copies of the certificates, opinions and other documents contemplated hereby.

5.              REPRESENTATIONS AND WARRANTIES

                The Corporation represents and warrants to the Agent as of the date hereof and as of the Closing Date, which representations and warranties shall survive the closing of the Offering for a period of two years, that:

(a) each of the Corporation and its subsidiaries, including, without limitation, Evans Environmental & Geological Science & Management Inc. ("EEG"), Evans Management, Inc. and Evans Environmental Corp. (the "Subsidiaries"),has been duly incorporated and organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and assets and conduct its business. The Corporation is the sole owner of all of the issued and authorized stock of the Subsidiaries. The Corporation and each of its Subsidiaries is current with all material filings required to be made under any of the laws of the United States of America (or the states thereof) or under any other jurisdictions in which it exists or carries on any material business, except where the absence of such power and authority would not result in an adverse material change to it, and the Corporation and each of its Subsidiaries has all necessary licenses, leases, permits, authorizations and other approvals necessary to permit it to conduct its business, except where the failure to make any filing or obtain any license, lease, permit, authorization or other approval would not result in a material adverse change to it;

(b) the Corporation is a "reporting issuer" under the Securities Exchange Act of 1934 as amended (the"Exchange Act") and has filed all required forms, reports and documents with the U.S. Securities and Exchange Commission (the "SEC") since January, 1995 (collectively the "SEC Reports"), each of which has complied in all material respects with all applicable requirements of the U.S. Securities Act of 1933 as amended (the "Securities Act") and the Exchange Act except that the reports on Form 10-KSB for the year-end March 31, 1995 and on Form 10-QSB for the quarter ended June 30, 1995 were filed late. None of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The common stock of the Corporation is listed or quoted for trading only on the NASDAQ Small Cap Market and the Freiverkehr Market in the Berlin Stock Exchange. The Corporation is current with all material filings to be made under the regulations of the NASDAQ Small Cap Market and the Freiverkehr Market in the Berlin Stock Exchange;

(c) the audited consolidated financial statements and unaudited consolidated interim financial statements of the Corporation included in its Annual Reports on Form 10-KSB for each of the two fiscal years ended March 31, 1994 and March 31, 1995, the unaudited consolidated financial statements for the fiscal year ended March 31, 1996 attached hereto as Schedule "D", and its Quarterly Reports on Form 10-QSB for its fiscal quarters ended June 30, 1995, September 30, 1995, and December 31, 1995, fairly present, in conformity with generally-accepted U.S. accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Corporation as of the dates thereof, and its results of operation and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Since March 31, 1996, there has been no material adverse change in the business, affairs or financial or other condition or prospects of the Corporation or any of its Subsidiaries. It is also noted that ABC Cable Products, Inc. was sold on April 3, 1996;

(d) the Corporation has all requisite power and authority to carry out its obligations under this Agreement, the Subscription Agreements, and the Broker Warrants;

(e)             this Agreement has been, and each of the Subscription
                Agreements and the Broker Warrants will be at each Closing Date, duly authorized, executed and delivered by the Corporation and constitutes or will constitute on the Closing Date, a valid and legally binding obligation of the Corporation enforceable in accordance with its terms except that (i) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (ii) rights of indemnity thereunder may be limited under applicable law, and
                (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(f) the Shares are or on the Closing Date will be duly and validly authorized and, when issued and delivered against payment therefor, will be duly and validly issued, fully paid and non-assessable;

(g) Upon the issuance thereof, the Broker Warrants will be duly and validly created and issued;

(h) the Corporation has or on the Closing Date will keep a sufficient number of authorised shares of its common stock unissued as may be required to be issued pursuant to the exercise of the Broker Warrants and, when issued and delivered upon exercise of the Broker Warrants in accordance with their terms, such shares will be duly and validly issued as fully paid and non-assessable shares in the capital of the Corporation;

(i) neither the Corporation nor any of its Subsidiaries is or on the Closing Date will be: (i) in breach or violation of any of the terms or provisions of, or in default under, this Agreement, the Broker Warrants, any note, indenture, mortgage, deed of trust, loan agreement, license or other agreement (written or oral) or instrument to which the Corporation or such Subsidiary is a party or by which the Corporation or such Subsidiary is bound or to which any of the property or assets of the Corporation or such Subsidiary is subject, which breach or violation or the consequences thereof would result in an adverse material change to the Corporation and its Subsidiaries taken as a whole except for defaults under its line of credit with Strategica Capital Corporation ("Strategica"); or (ii) in violation of the provisions of its articles, by-laws or its resolutions or any statute or any other rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or such Subsidiary or any of their respective properties which violation or the consequences thereof would result in a material adverse change to the Corporation and its Subsidiaries taken as a whole;

(j) the issue and sale of the Shares and the issue of the Broker Warrants by the Corporation and the performance and consummation of the transactions contemplated herein will not as of the Closing Date conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any note, indenture, mortgage, deed of trust, loan agreement, license or other agreement (written or oral) or instrument to which the Corporation or any of its Subsidiaries is bound or to which any of the property or assets of the Corporation or any of its Subsidiaries is subject, which breach or violation or the consequences thereof would result in a material adverse change to the Corporation and its Subsidiaries taken as a whole, nor will any such action conflict with or result in any violation of the provisions of the articles, by-laws, other constating documents or resolutions of the Corporation or any of Subsidiaries or, assuming compliance by the Agent with the agreements and obligations set forth in section 2 hereof and in Schedule "A" attached hereto, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any of its Subsidiaries or any of its or their respective properties which violation or the consequences thereof would result in a material adverse change to the Corporation and its Subsidiaries taken as a whole;

(k) there is no adverse claim, action, proceeding or investigation pending or, to the knowledge of the Corporation, threatened, which questions the validity of the issuance or sale of the Shares or the Broker Warrants, or the validity of any action taken or to be taken by the Corporation in connection with this Agreement, or which might result in any material adverse change in the financial condition, results of operations, business or prospects of the Corporation or any of its subsidiaries;

(l) the authorized capital of the Corporation consists of 25,000,000 shares of common stock, par value US$0.012, 1,200,000 shares of Series A preferred stock and 1,000,000 shares of Series B preferred stock, of which, as of the date hereof, there are 4,740,126 shares of common stock and no shares of Series A or Series B preferred stock issued and outstanding as fully paid and non-assessable stock of the Corporation and as of the Closing Date, there will be 7,740,126 shares of common stock, no shares of Series A preferred stock and 1,000,000 shares of Series B preferred stock issued and outstanding as fully paid and non- assessable stock of the Corporation;

(m) except as set forth in Schedule "E" hereto, no person holds any securities convertible or exchangeable into shares of common stock or any other securities of the Corporation or has any agreement, warrant, option, right or privilege being or capable of becoming an agreement, warrant, option, right or privilege (whether pre-emptive or contractual) for the purchase, subscription or issuance of any unissued securities of the Corporation, unissued securities convertible or exchangeable into any securities of the Corporation or unissued warrants of the Corporation or any of the Subsidiaries, except pursuant hereto, and no person has or will have any right to be issued any of the unissued securities of the Corporation as a result of the Offering;

(n) to the best of its knowledge, information and belief based upon a certificate of a responsible officer of American Remedial Technologies, Inc. ("ART"), ART has acquired the mobile desorption unit which is the subject of the equipment purchase agreement dated the 20th of March, 1996 between ART and CVD Financial

                Corporation (the "Purchase Agreement") for the purchase price of US$600,000 and otherwise substantially on the terms set forth in the Purchase Agreement;

(o) except for this Agreement, the Subscription Agreements and the Broker Warrants or except as set out in Schedule "F" to this Agreement or disclosed in the financial statements referred to in paragraph (c) of this Section 5, neither the Corporation nor any of its Subsidiaries is, or at the Closing Date will be, a party to or bound by any material agreement, obligation or commitment, including, without limitation, the following:

                (i) other than in the ordinary course of business, any employment agreement, bonus, deferred compensation, pension, profit sharing, stock option, phantom stock plan, employee stock purchase plan, management, consulting or any other similar agreement or commitment;

                (ii) any agreement or commitment relating to the borrowing of money or relating to capital expenditures;

                (iii)any loan or advance to, or investment in, any other person or any agreement or commitment relating to the making of any such loan, advance or investment, other than as disclosed in the financial statements referred to in paragraph (c) of this section 5;

                (iv) any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever or any agreement to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness;

                (v) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

                (vi) except in respect of the acquisition of ART, any agreement or commitment entered into in the ordinary course of the business involving an amount of more than US$50,000;

                (vii) any agreement or commitment not entered into in the ordinary course of business;

                (viii) other than in the ordinary course of business, any agreement or arrangement with any person with whom the Corporation (or its present or former directors, officers and employees) does not deal at arm's length; and

(p) Corporate Stock Transfer is the duly appointed registrar and transfer agent for the shares of common stock of the Corporation at its principal offices in Denver, Colorado.

6.              CLOSING CONDITIONS FOR THE BENEFIT OF THE AGENT

                The obligations of the Agent hereunder are subject to the satisfaction, on or before the Closing Time on the Closing Date, of the following conditions:

(a) the Corporation shall have complied with all of its obligations hereunder, and the representations and warranties of the Corporation contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Agent shall have received on the Closing Date a certificate, dated as of the Closing Date and signed by one or more executive officers or directors of the Corporation on behalf of the Corporation and not in his or their personal capacity, to the foregoing effect;

(b) the Corporation shall have prior to or contemporaneously with the Closing Time (i) completed its acquisition of all of the issued and outstanding shares of ART on a basis satisfactory to the Agent and (ii) settled with the Internal Revenue Service (the "IRS") the dispute over breaches by Evans of U.S. federal income tax legislation pertaining to payroll tax payments to the IRS, on terms no less favourable to the Corporation than those set forth in the offers in compromise attached as Schedule "G" to this Agreement;

(c) the Agent shall have received on and as of the Closing Date the favourable opinion of counsel for the Corporation on such matters as the Agent may reasonably request, including:

                (i) the Corporation is validly existing under the laws of the State of Colorado and has the corporate power and authority to create, issue and sell the Shares and to carry out its obligations under this Agreement, the Subscription Agreements, and the Broker Warrants;

                (ii) as to the Corporation's authorized and issued share
                     capital;

                (iii)the Corporation does not have outstanding any securities convertible or exchangeable into shares of common stock or Series A preferred stock or any other securities of the Corporation and there is no agreement, warrant, option, right or privilege being or capable of becoming an agreement, warrant, option, right or privilege (whether pre-emptive or contractual) for the purchase, subscription or issuance of any unissued securities of the Corporation, unissued securities convertible or exchangeable into any securities of the Corporation or unissued warrants of the Corporation or any of the Subsidiaries, except as set forth in Schedule "E" of this Agreement or pursuant to the Offering, and no person has or will have any right to be issued any of the unissued securities of the Corporation as a result of the Offering;

                (iv) the Corporation is a public reporting company under the
                     U.S. Securities Exchange Act of 1934;

                (v) each of this Agreement, the Subscription Agreements and the Broker Warrants has been duly authorized, executed and delivered by the Corporation and is a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms;

                (vi) all necessary corporate action has been taken by the
                     Corporation to authorize the creation, issue, offering and sale of an aggregate of up to the relevant number of Shares and Broker Warrants, and as of the Closing Date the Corporation had sufficient authorized but unissued shares of its common stock as may be required to be issued to the Agent as holder of the Broker Warrants upon exercise of such Broker Warrants and payment of the exercise price provided therein;

                (vii) the execution and delivery of this Agreement, the Subscription Agreements and the Broker Warrants and the completion of the transactions contemplated thereby and the creation, issuance and sale of the Shares and the Broker Warrants and the issue of the shares of common stock issuable upon the exercise of the Broker Warrants do not conflict with or result in any violation of any provisions of the articles of incorporation or by-laws of the Corporation;

                (viii) the Shares have been duly and validly issued by the Corporation and are outstanding as fully paid and non-assessable;

                (ix) the Broker Warrants have been duly and validly created and issued by the Corporation and have the attributes and characteristics contemplated by this Agreement;

                (x) the certificates representing the shares of common stock of the Corporation comply with the requirements of the laws of Colorado and such certificates have been duly and properly approved by the directors of the Corporation;

                (xi) all required documents have been filed with the NASDAQ
                     Small Cap Market and the Freiverkehr Market in the Berlin Stock Exchange with respect to the listing or quoting for trading of the Shares and of the shares of common stock issuable upon the exercise of the Broker Warrants, subject only to the filing of required documents which cannot reasonably or timely be filed prior to the Closing Time; and

                (xii) assuming compliance with the terms of this Agreement, no consent, approval, authorization, order, registration, filing or qualification of or with any governmental authority of the United States of America (or any state thereof) or U.S. stock exchange or trading system is required for
                               (i) the valid authorization, issue, sale and delivery of the Shares or the Broker Warrants or the issuance of shares of common stock of the Corporation upon the exercise of the Broker Warrants or the consummation by the Corporation of the transactions contemplated by this Agreement, and (ii) further assuming compliance by the seller with the terms set forth in the Subscription Agreement and the

                               Memorandum regarding resale of securities in a Regulation S transaction, the resale in the United States of the Shares or the shares of common stock issuable upon exercise of the Broker Warrants.

                In giving the opinions contemplated above, counsel for the Corporation shall be entitled to rely, where appropriate, upon opinions of local counsel satisfactory to the Agent and, as to matters of fact, to rely upon the representations and warranties of Purchasers contained in the executed Subscription Agreements, a certificate of fact of the Corporation signed by its officers in a position to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable, and may qualify its opinions with respect to (1) bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, (2) limitations on the availability of equitable remedies such as specific performance, (3) enforcement of rights of indemnity, (4) securities fraud, and
                (5) other reasonable and standard opinion qualifications;

(d) all required documents shall have been filed with the NASDAQ Small Cap Market and the Freiverkehr Market in the Berlin Stock Exchange with respect to the listing or quoting for trading of the Shares and of the shares of common stock issuable upon the exercise of the Broker Warrants, subject only to the filing of required documents which cannot reasonably be filed prior to the Closing Time;

(e) the Agent shall have received executed copies of the Subscription Agreements;

(f) the Agent shall have received such other agreements, representation and warranty letters or certificates, opinions or documents as the Agent may reasonably request; and

(g) the fulfilment, to the reasonable satisfaction of counsel for the Agent, of all legal requirements to permit the offer and sale of the Shares and the distribution of the Broker Warrants.

The foregoing conditions are inserted for the benefit of the Agent and may be waived by the Agent, in whole or in part.

                Notwithstanding anything contained in this Agreement, the Agent may by notice to the Corporation terminate this Agreement at any time before the Time of Closing on the Closing Date if, in the opinion of the Agent, there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Shares or dealings in the shares of common stock of the Corporation in the secondary market or if the Agent is not satisfied with the results of its due diligence review of the Corporation and, upon notice being given, the parties to this Agreement shall (except for the liability of the Corporation in relation to expenses as provided in section 8 and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

7.              COVENANTS OF THE CORPORATION

                The Corporation hereby covenants that it:

(a) will file all required documents with the NASDAQ Small Cap Market and the Freiverkehr Market in the Berlin Stock Exchange with respect to the listing or quoting for trading of the Shares and the shares issuable upon the exercise of the Broker Warrants and will use its reasonable best efforts to maintain the listing or quoting for trading of the shares of common stock on the NASDAQ Small Cap Market and the Freiverkehr Market in the Berlin Stock Exchange, and the Corporation's status as a reporting issuer under the Exchange Act;

(b) will permit the Agent and its counsel to conduct all due diligence which the Agent may reasonably require;

(c) has not engaged and will not engage in any directed selling efforts with respect to the Shares and it has complied and will comply with the offering restrictions of Regulation S under the Securities Act; and

(d) will use the net proceeds of the Offering, estimated to be US$7,400,000, as follows:

                (i) as to US$6,000,000, to fund the purchase by the Corporation of all of the issued and outstanding stock of ART;

                (ii) as to US$650,000 which shall be paid by the Corporation to
                     Adorno & Zeder, P.A. on the Closing Date and held in trust, to pay down in its entirety the line of credit outstanding with Strategica on July 12, 1996, the date such line of credit is due, written confirmation of which shall be furnished to the Agent forthwith after payment to Strategica is made; and

                (iii)as to the balance of approximately US$750,000, for
                     working capital.

8.              EXPENSES

                In further consideration of the agreement with the Agent herein contained, the Corporation covenants (a) to pay, regardless of whether the Offering is completed, all expenses incurred by the Corporation in connection with the offering of the Shares, including without limitation the costs and filing fees with respect to the distribution of the Shares, the cost of printing the Share certificates, the cost of registration, countersignature and delivery of the Share certificates, listing fees, the fees and expenses of the Corporation's transfer agent, auditors, counsel and local counsel, if any, and
(b) to reimburse the Agent for the reasonable out-of-pocket expenses incurred by the Agent in connection with the issue and sale of the Shares hereunder, together with any applicable tax thereon, including reasonable fees and expenses of counsel to the Agent (to a maximum of US$100,000), any experts retained by the Agent, and expenses incurred by the Agent in connection with travel and the holding of road shows, with expenses incurred to each Closing Date to be reimbursed at the Closing Time on such Date and expenses incurred thereafter to be reimbursed forthwith following the delivery to the Corporation of accounts in respect thereof. The Agent acknowledges receipt of the sum of US$50,000 as an advance against such expenses.

9.              INDEMNITY OF THE CORPORATION

(a) The Corporation agrees to indemnify and hold harmless the Agent and any director, officer, employee, solicitor and agent thereof (for purposes of this section an "indemnified party"), from and against any and all losses, claims, damages and liabilities arising out of or in relation to or in connection with
(i) this Agreement including, without limitation, any breach or non-compliance by the Corporation of or with any of its representations, warranties or covenants herein, (ii) any misrepresentation contained in the Memorandum or any other offering materials approved in accordance with this Agreement or any of the SEC Reports, or (iii) the issuance, offer or sale of the Shares, provided that the Corporation shall not be liable under this section to the extent that any such loss, claim, liability or damage arises out of or is based upon a breach by the Agent of the obligations and agreements set forth in section 2 hereof and in Schedule "A" attached hereto.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to the preceding paragraph, such party shall promptly notify the Corporation in writing, and the Corporation, upon the request of such party, shall retain counsel reasonably satisfactory to such party to represent such party and any others the Corporation may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.

(c) In any such proceeding, such party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such party unless (i) the Corporation and such party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Corporation and such party and representation of both parties by the same counsel is not appropriate as a result of differing interests between them. The Corporation shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment or determination in respect of which the indemnity referred to in this section 9 is claimed, the Corporation agrees to indemnify such party from and against any loss or liability by reason of such settlement, judgment or determination.

(d) The Agent agrees to hold the benefit of the indemnity of the Corporation herein provided in trust for any other indemnified party.

10.             NOTICES, ETC.

                All notices hereunder may be hand delivered or given by telecopier or any other means of instantaneous written communication (with a confirmation copy sent by courier) to such respective party hereto as follows (or at such other address as may hereafter be communicated by either party hereto to the other party):

                If to the Agent:

                     Clubb Capital Ltd.
                     4th Floor
                     17 Waterloo Place
                     London  SW1Y 4AR
                     England

                     Attention:           Joerg Gruber

                     Telephone:           44-171-930-5930
                     Telecopier:          44-171-930-2233

                With a copy to:

                     Blake, Cassels & Graydon
                     27 Austin Friars
                     London  EC2N 2QQ
                     England

                     Attention:           David Glennie/John Kolada

                     Telephone:           44-171-374-2334
                     Telecopier:          44-171-638-3342

                If to the Corporation:

                     Evans Environmental Corporation
                     Fourth Floor
                     99 Southeast Fifth Street
                     Miami, Florida  33131
                     U.S.A.

                     Attention:           Charles Evans  and  Richard Salpeter

                     Telephone:           305-374-8300
                     Telecopier:          305-374-7555

                With a copy to:

                     Adorno & Zeder, P.A.
                     Suite 1600
                     2601 South Bayshore Drive
                     Miami, Florida   33133
                     U.S.A.

                     Attention:  Richard Spector

                     Telephone:           (305) 860-7230
                     Telecopier:          (305) 858-4777

11.             COUNTERPARTS

                This Agreement may be signed and delivered in counterparts, and by facsimile, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person.

12.             SURVIVAL

                All representations, covenants, undertakings and indemnities herein will survive the Closing Dates and the completion of the transactions contemplated hereby for a period of two years following the last Closing Date and shall apply regardless of any investigation made by or on behalf of any indemnified party.

13.             GOVERNING LAW

                This Agreement shall be governed by and construed in accordance with the laws of New York, and the courts of New York shall have non-exclusive jurisdiction to entertain any action in respect of this Agreement.

14.             TIME

                Time is of the essence of this Agreement.

                                       Yours sincerely,

                                       CLUBB CAPITAL LTD.

                                       By: /s/ N.A. NICHLOSS
                                          -------------------

Accepted and agreed as of July 08, 1996.

EVANS ENVIRONMENTAL CORPORATION


By: /s/ CHARLES C. EVANS
- - ------------------------